                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 29, 1999
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



         1-5492-1                                         02-0170100
(Commission File Number)                   (I.R.S. Employer Identification No.)



                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03064
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENTS

On December 29, 1999, Nashua Corporation issued the following press release:


         NASHUA CORPORATION ANNOUNCES GROUP PENSION ANNUITY AGREEMENT

               Nashua, NH, December 29, 1999 - Nashua Corporation (NYSE: NSH) today announced that the Company's pension plans have entered into an agreement to purchase, for a cash payment of $74.6 million, a nonparticipating group annuity contract from Principal Life Insurance Company of Des Moines, Iowa to settle the Company's pension obligation with respect to Nashua retirees who were receiving pension benefits as of December 1, 1999. Principal Life Insurance Company will assume the obligation to fund retiree payments beginning on January 1, 2000. The transaction will result in Nashua's recognition of a one-time, pre-tax gain of approximately $8 million upon its completion which is expected to occur in the first quarter of 2000.

               Gerald G. Garbacz, Nashua's Chairman, President and CEO, stated, "The transaction benefits both our valued retirees and the Company. Nashua's approximately 1,800 retirees will receive pension benefits from a financially sound insurance carrier with proven capabilities in transactions of this type. The move to an annuity-based system allows Nashua to significantly reduce its exposure relative to changes in equity and bond markets which impact the assets held by the Company's pension plans. The change will allow the Company to focus its near-term investment strategy on increasing portfolio value for future retirees as opposed to its previous split focus on income generation for current retirees and appreciation for future retirees. Nashua's pension plans will continue to be responsible for providing retirement benefits to approximately 1,500 former employees who have vested benefits in the pension plan but were not receiving benefits as of December 1, 1999, as well as the Company's current active employees."

               This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "expects," and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to delays or difficulties in finalizing the details of the transaction, possible changes in accounting interpretations and other risks set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this press release.

               Nashua Corporation markets specialty imaging products and services to industrial and commercial customers. The Company's products include thermal papers, pressure-sensitive labels and specialty papers, as well as copier, ink jet and laser printer supplies. Additional information about Nashua Corporation can be found on the World Wide Web at http://www.nashua.com.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      NASHUA CORPORATION



Date:  January 5, 2000                By  /s/ Peter C. Anastos
                                        ---------------------------------------
                                              Peter C. Anastos
                                              Vice President, General Counsel
                                              and Secretary